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                                                                    Exhibit 3.21

                          CERTIFICATE OF INCORPORATION

                                       OF

                           R.G. DARBY COMPANY - SOUTH

                                   ARTICLE ONE

                      The name of this Corporation (hereinafter called the "Corporation") is R.G. Darby Company - South.

                                   ARTICLE TWO

                      The address, including street number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                  ARTICLE THREE

                      The nature of the business and the purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                      The Corporation shall have authority, to be exercised by its Board of Directors, to issue 1,000 shares of capital stock with a par value of $0.01 per share, all of which shall be of the same class and designated "Common Stock."

                                  ARTICLE FIVE

                      The number of directors which shall constitute the whole Board of Directors of the Corporation shall be determined pursuant to the By-Laws of the Corporation as provided therein. Elections of directors need not be by written ballot.

                                   ARTICLE SIX

                      In furtherance and not in limitation of the powers conferred by statute and in accordance with any relevant provisions of the By-Laws, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

                                  ARTICLE SEVEN

                      The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter

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prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE EIGHT

                      The Corporation shall indemnify all directors and officers of the Corporation, to the full extent permitted by the General Corporation Law of the State of Delaware and as provided in the By-Laws of the Corporation, from and against any and all expenses, liabilities or other matters. The Corporation may indemnify, to the full extent permitted by the General Corporation Law of the State of Delaware and as provided in the By-laws of the Corporation, any and all persons whom it shall have the power to indemnify from and against any and all expenses, liabilities or other matters.

                                  ARTICLE NINE

                      No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Nine shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this Article Nine shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring at the time of or prior to such amendment or repeal. Any repeal or modification of this Article Nine shall not adversely affect any right or protection of a director of the Corporation existing under this Certificate of Incorporation.

                                   ARTICLE TEN

                      The name and mailing address of the incorporator is Elizabeth H. Noe, c/o Paul, Hastings, Janofsky & Walker LLP, 600 Peachtree Street, Suite 2400, Atlanta, Georgia 30308.

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                      IN WITNESS WHEREOF, the undersigned, being the
sole incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this certificate declaring and certifying that this is the act and deed of the undersigned and the facts herein stated are true and, accordingly, has executed this certificate the 22nd day of December, 1998.


                                                /s/ Elizabeth H. Noe
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                                                Elizabeth H. Noe
                                                Sole Incorporator


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